SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 5, 2004

BARR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ		07677
(Address of principal executive offices)		(Zip code)

(201) 930-3300

(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.
SIGNATURES
PRESS RELEASE

Exhibit 99.0

Item 12. Results of Operations and Financial Condition.

On August 5, 2004, Barr Pharmaceuticals, Inc. (the “Company”) issued a press release announcing results for the three and twelve months ended June 30, 2004. A copy of the release is attached hereto as Exhibit 99.0 and is incorporated herein by reference.

The Company hosted a conference call and webcast at 8:30 a.m. Eastern time on Thursday, August 5th to discuss the results. A replay of the conference will be available from 12 Noon Eastern time on August 5th through 11:59 p.m. Eastern time on August 7th, and can be accessed by dialing (800) 475-6701 in the United States or (320) 365-3844 internationally and using access code 739264. A replay of the webcast is available on the Company’s website at www.barrlabs.com in the Investor Relations / Calendar of Events section.

Exhibit Number	Exhibit
99.0	Barr Pharmaceuticals, Inc. August 5, 2004 earnings release.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: August 5, 2004	/s/ William T. McKee William T. McKee Vice President